UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 24, 2012

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 28, 2012, Tandy Leather Factory, Inc. (the “Company”) announced that, on September 24, 2012, an agreement was reached and preliminarily approved by the United States District Court, Northern District of Texas, Fort Worth Division, to settle all federal and state claims asserted by the plaintiffs in the action captioned Mark Barnes, Donna Cavota and Jerry Mercante on behalf of themselves and others similarly situated v. Tandy Leather Company, LP and The Leather Factory, LP, Case No.4: 11-cv-00335-A in the United States District Court, Northern District of Texas, Fort Worth Division (the “Settlement Agreement”).  For additional information regarding this lawsuit, see Item 1. “Legal Proceedings” in Part II of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission on August 14, 2012.

At all times during the pendency of this litigation, the defendants have vigorously denied all of the plaintiffs’ allegations. As part of the settlement, the defendants continue to deny any violation of any statute, law, rule or regulation, any liability or wrongdoing, and the truth of all of the plaintiffs’ allegations. The defendants have agreed to enter into the Settlement Agreement to avoid further expense and inconvenience, end the disruption and burden of the litigation, avoid any other present or future litigation arising out of the facts that gave rise to the litigation, avoid the risk inherent in uncertain complex litigation, and put to rest the controversy underlying the litigation.

The Settlement Agreement requires the defendants to establish a $993,385.90 escrow account to fund (1) settlement payments to the plaintiffs, (2) settlement payments to the other members of the settlement class who join the class action, (3) attorneys’ fees and expenses, and (4) escrow agent fees and expenses.  The plaintiffs and each other member of the settlement class who joins the class action release any and all claims against the defendants related to the conduct alleged by the plaintiffs in the class action suit.  The Settlement Agreement includes a formula to determine the amount of settlement payments payable to each claimant.  If the aggregate amount of settlement payments determined by such formula exceeds the remaining balance in the escrow fund, the defendants will have no further liability.  Instead, the amount of settlement payments payable to the claimants will be reduced proportionately.  To the extent that any funds remain in the escrow fund after payment of all required claims, fees and expenses, the remaining funds will be returned to the defendants.  The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Settlement Agreement remains subject to a fairness hearing and final approval by the Court.  A Fairness Hearing will be held in the Fourth Floor Courtroom of the United States Courthouse, Fort Worth, Texas, at 10:00 o’clock a.m. on February 11, 2013, to make final determinations as to whether the settlement described in the Settlement Agreement is fair, reasonable and adequate, whether it should be finally approved by the Court, and whether an Order and Final Judgment should be issued dismissing the lawsuit with prejudice.

In connection with the settlement, the Company will record a charge to operations of $993,385.90 during its third quarter, which ends September 30, 2012.

The Settlement Agreement is attached to hereto as Exhibit 10.1 and the press release announcing the proposed settlement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.                      Description

10.1	Settlement Agreement, dated September 24, 2012

99.1	Press Release, dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: September 28, 2012	BY: /s/ Jon Thompson
Chief Executive Officer & President